EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 and S-8 (File No. 333-43404, 333-69633, and 333-86137) of
Convergys Corporation of our report dated February 12, 2001, except as to the pooling-of-interests with Geneva Technology, Ltd. which is as of June 18, 2001, relating to the financial statements of Convergys Corporation, which appears in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP
----------------------------------
PricewaterhouseCoopers LLP
Cincinnati, Ohio
June 20, 2001